                                                                    Exhibit 99.4

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


     I, M. Jude Reyes, hereby consent to the use, in the Registration Statement on Form S-1 of Consolidation Capital Corporation, a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.


                                               /s/ M. Jude Reyes
                                               ---------------------------------
                                               M. Jude Reyes
                                               November 3, 1997